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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Stockholders
Smith-Gardner & Associates, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
Fort Lauderdale, Florida
December 18, 1998